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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                DECEMBER 18, 2003
             ------------------------------------------------------
                Date of report (Date of earliest event reported)


                             VALUEVISION MEDIA, INC.
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       MINNESOTA                      0-20243                     41-1673770
------------------------      ------------------------       -------------------
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)




                 6740 SHADY OAK ROAD
               EDEN PRAIRIE, MINNESOTA                           55344-3433
       ----------------------------------------                  ----------
       (Address of principal executive offices)                  (Zip Code)


                        Telephone Number: (952) 943-6000
       -----------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.  OTHER EVENTS.

         John Flannery, who has served as a Director of the Company since 1999 as a nominee of GE Capital Equity Investments, Inc. (the holder of all of the outstanding Preferred Stock in the Company), tendered his resignation from the Board of Directors on December 18, 2003, following his earlier departure from GE Capital Equity Investments and his acceptance of a new position in GE Commercial Finance. On December 19, 2003, pursuant to the previous nomination by the holders of the Preferred Stock as provided in the Shareholders Agreement dated April 15, 1999, between the Company, GE Capital Equity Investments, Inc. and National Broadcasting Company, Inc., and following the recommendation of the Nominating Committee, the Board of Directors elected Jay Ireland as a Director to fill the position formerly held by Mr. Flannery, to serve until the next annual meeting of shareholders. Mr. Ireland is the President, NBC Television Stations, of National Broadcasting Company, Inc. and is a corporate officer of General Electric Company.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 22, 2003                       VALUEVISION MEDIA, INC.



                                               By /s/ Nathan E. Fagre
                                                  ------------------------------
                                                  Nathan E. Fagre
                                                  Senior Vice President,
                                                  General Counsel and Secretary